FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1530	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1533

WESTERN REFINING TO PARTICIPATE IN THE COWEN AND COMPANY
4TH ANNUAL ULTIMATE ENERGY CONFERENCE

EL PASO, Texas – December 1, 2014 - Western Refining, Inc. (NYSE:WNR) today announced that Company management will participate in the Cowen and Company 4th Annual Ultimate Energy Conference in New York City, on Tuesday, December 2, 2014. The presentation is currently scheduled for 3:00 p.m. ET and will be webcast live. A link to the live webcast and presentation will be available on the Investor Relations section of Western Refining’s website at www.wnr.com beginning December 2, 2014, and will remain available in accordance with the Company’s investor presentation archive policy.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The retail segment includes retail service stations, convenience stores, and unmanned fleet fueling locations in Arizona, Colorado, New Mexico, and Texas.

Western Refining, Inc. also owns the general partner and approximately 66% of the limited partnership interest in Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 39% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).

More information about Western Refining is available at www.wnr.com.